UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 5, 2015
FRESH HEALTHY VENDING INTERATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-177305	45-2511250
(Commission File Number)	(IRS Employer Identification No.)

9605 Scranton Road, Suite 801, San Diego, California 92121
(Address of Principal Executive Offices)

858-210-4200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
       ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
       ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
       ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01  CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

On June 5, 2015, Fresh Healthy Vending International, Inc. ("the Company") was notified of the resignation of its independent public accounting firm, PKF Certified Public Accountants, A Professional Corporation ("PKF") effective that date. The Company's Board of Directors accepted the resignation of PKF upon receipt of the notification and has commenced a search for a new independent accounting firm.
PKF's report dated September 27, 2013 on the financial statements of the Company as of and for the fiscal year ended June 30, 2013 contained a modification that such financial statements had been prepared assuming that the Company would continue as a going concern. Except as set forth in the previous sentence, PKF's reports on the financial statements of the Company as of and for the two years ended June 30, 2014 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope, procedure or accounting principles.
During the Company's two fiscal years ended June 30, 2014 and the subsequent period through June 5, 2015, there were no disagreements between the Company and PKF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PKF's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the Company's financial statements for such years or periods; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K. The Company provided PKF with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of PKF's letter to the Securities and Exchange Commission, dated June 11, 2015, stating its agreement with such statements.
ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS
 (d) Exhibits
Exhibit No.	Description
16.1	Letter from PKF to the Securities and Exchange Commission dated June 11, 2015
99.1	Auditor Resignation Letter dated June 5, 2015 from PKF.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 11, 2015
Fresh Healthy Vending International, Inc.
/s/ ARTHUR S. BUDMAN
By: Arthur S. Budman
Chief Executive Officer and Chief Financial Officer

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